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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

THE BOARD OF DIRECTORS
GENESIS MICROCHIP INCORPORATED

     We consent to the use of our report dated May 4, 2001 with respect to the consolidated financial statements of Genesis Microchip Incorporated as at March 31, 2001 and March 31, 2000 and for the year ended March 31, 2001, the year ended March 31, 2000 and the ten months ended March 31, 1999 incorporated herein by reference.

Yours very truly

KPMG LLP

Toronto, Canada
January 4, 2002